SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2003

ViroPharma Incorporated

(Exact name of issuer as specified in charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

405 EAGLEVIEW BOULEVARD

EXTON, PENNSYLVANIA 19341

(Address of principal executive offices)

(610) 458-7300

(Registrant’s telephone number, including area code)

Item 5 – Other Events.

ViroPharma Incorporated (“ViroPharma”) is filing a set of “Frequently Asked Questions” and the answers to these questions. The “Frequently Asked Questions” reflect information that experience has demonstrated to be often requested by analysts and investors.

ViroPharma Incorporated

Frequently Asked Questions

See “Important Information Regarding the Answers to

these Frequently Asked Questions” below.

(Revised through November 2003)

Cytomegalovirus (CMV)

What is Cytomegalovirus?

Human cytomegalovirus, or HCMV, is a member of the herpes virus group which includes the viruses that causes chicken pox, mononucleosis and herpes labialis (cold sores) and genitalis (genital herpes). Like other herpesviruses, HCMV has the ability to remain dormant in the body for long periods of time. Human CMV infection rates average between 50% and 85% of adults in the U.S. by 40 years of age. In most individuals with intact immune systems, CMV causes little to no apparent illness. However, in immunocompromised individuals, CMV can lead to serious disease or death. Before the availability of potent anti-HIV therapy, CMV associated retinitis was commonly seen in patients with HIV/AIDS. Currently, patients who are immunosuppressed following hematopoietic stem cell (e.g., bone marrow) or solid organ transplantation remain at high risk of CMV infection. In these patients, CMV can lead to severe conditions such as pneumonitis or hepatitis, or to complications such as acute or chronic rejection of a transplanted organ.

Do you have a product candidate to treat CMV?

Yes. We licensed maribavir (1263W94) from GlaxoSmithKline in August 2003. Maribavir (1263W94) is a benzimidazole compound that was in development by GSK for the treatment of CMV retinitis in HIV patients. To date, maribavir has been administered orally to 100 human subjects in several Phase 1 studies. Initial Phase 1 data in HIV+ patients demonstrated an antiviral effect and an acceptable safety profile. ViroPharma will focus initially on patients who have received a hematopoietic stem cell (e.g., bone marrow) transplant, and are at risk for or have been infected with CMV.

We expect to advance maribavir into phase 1 clinical trials in transplant patients in the first quarter of 2004, and phase 2 clinical trials in the second quarter of 2004.

Can you describe your agreement with GlaxoSmithKline?

We acquired worldwide rights (excluding Japan) from GlaxoSmithKline (GSK) to a novel antiviral compound, maribavir (1263W94), for the treatment of human cytomegalovirus (HCMV) disease. Under the terms of the agreement, we have exclusive worldwide rights (excluding Japan) to develop and commercialize maribavir (1263W94) for the prevention and treatment of cytomegalovirus infections related to transplant (including solid organ and hematopoietic stem cell transplantation), congenital transmission, and in patients with HIV infection. We paid GSK a $3.5 million up-front licensing fee and will pay additional milestones based upon the defined clinical development and regulatory events. We also will pay to GSK and its licensor royalties on product sales in the United States and rest of world (excluding Japan).

Hepatitis C Program

What is hepatitis C?

Hepatitis C virus (HCV) is recognized as a major cause of chronic hepatitis worldwide. The World Health Organization (WHO) estimates that 170 million people are infected throughout the world. According to the Centers for Disease Control and Prevention (CDC), there are nearly 4 million people infected with HCV in the United States. Approximately 85 percent of persons infected with HCV develop chronic hepatitis, of which 20 percent progress to liver cirrhosis. Chronic HCV infection can also lead to the development of hepatocellular carcinoma and liver failure. There are no vaccines or specific antiviral treatments available for hepatitis C, and current treatments are effective in only 10% to 40% of patients.

Do you have product candidates to treat hepatitis C?

Yes. ViroPharma and Wyeth are advancing several distinct compound classes shown to inhibit viral replication activities in preclinical studies, and expect to advance an additional compound into human trials during the first quarter of 2004. This compound is from a different chemical series than our previous HCV product candidate (HCV-371), has demonstrated in preclinical studies significantly greater antiviral activity than the previous product candidate and exhibits other pharmacokinetic advantages that give us a high level of confidence moving forward.

In June 2003, we amended our collaboration agreement with Wyeth to, among other things, focus the parties’ screening activity on one target, to allocate more of the collaboration’s pre-development efforts to ViroPharma (subject to our cost sharing arrangement with Wyeth for this work), and to clarify certain of the reconciliation and reimbursement provisions of the collaboration agreement. In addition, under the amended agreement both companies are permitted to work outside the collaboration on screening against targets other than the target being addressed by each company under the collaboration.

Pleconaril and Picornavirus Diseases

What are picornaviruses and what diseases do they cause?

Picornaviruses are a large, very prevalent group of RNA viruses that are responsible for a significant portion of all human viral disease. These viruses, particularly the rhinovirus and enterovirus members of the picornavirus family, cause a diverse range of illnesses. They are the predominant cause of myocarditis, encephalitis, bronchitis, otitis media, neonatal enteroviral disease, viral meningitis and the common cold. Infections by these viruses can also lead to acute disease exacerbations in individuals with asthma and chronic obstructive pulmonary disease (COPD). Immunocompromised patients, including transplant patients and patients receiving chemotherapy, are extremely susceptible to severe and life-threatening diseases caused by picornavirus infections.

What is Pleconaril?

Pleconaril is a proprietary, orally administered small molecule inhibitor of picornaviruses that was discovered by scientists who founded or are currently with ViroPharma. Pleconaril has been demonstrated to inhibit picornavirus replication in vitro by a novel, virus-specific mode of action. Pleconaril works by inhibiting the function of the viral protein coat, also known as the viral capsid, which is essential for virus infectivity and transmission. Laboratory studies have shown that pleconaril integrates within the picornavirus capsid at a specific site that is common to a majority of picornaviruses, including rhinoviruses and enteroviruses, and disrupts several stages of the virus infection cycle. Based on these laboratory studies, our clinical trials completed to date, and pleconaril broad spectrum anti-picornavirus activity, we believe that pleconaril may be useful in treating a number of picornavirus diseases. There are currently no antiviral medicines available to treat these diseases.

Intranasal Pleconaril

In November 2003, we entered into an option agreement with Schering-Plough Corporation regarding our intranasal formulation of pleconaril for the treatment of the common cold in the United States and Canada.

Under terms of the agreement, Schering-Plough paid ViroPharma an up-front option fee of $3 million. ViroPharma is conducting a series of clinical studies designed to evaluate the antiviral activity, safety and other performance characteristics of the new intranasal pleconaril formulation. We expect results from these studies to be available in mid-2004.

Based on its assessment of the product’s performance in these characterization studies, Schering-Plough has the option to trigger a full license agreement with ViroPharma under which it would assume responsibility for all future development and commercialization of intranasal pleconaril in the United States and Canada. If Schering-Plough chooses to exercise its option, we will receive an initial license fee of $10 million and Schering-Plough will purchase our existing inventory of bulk drug substance for an additional pre-determined fee. We would also be eligible to receive additional milestone payments upon achievement of certain targeted events as well as royalties on Schering-Plough’s sales of intranasal pleconaril in the licensed territory.

We believe that an intranasal formulation of pleconaril would deliver significantly more drug to the site of infection than the oral formulation, while limiting its systemic exposure. As a result, we believe that an intranasal approach is the best way to reduce the risk of drug interactions.

Oral Pleconaril

We are considering the development of an oral formulation of pleconaril for the treatment of severe or life-threatening enteroviral infections. Since August 1996, we have made pleconaril available on an open label basis for patients with severe or life-threatening diseases caused by picornavirses, a family of viruses that include enteroviruses. We received a not-approvable letter from the FDA in 2002 regarding an oral tablet form of pleconaril for treating the common cold in adults.

Discovery Research

Does ViroPharma have a bio-defense program?

Yes. We are working with the government and others in the area of biodefense under a program to discover and advance potential antiviral product candidates that address National Institutes of Health “category A viruses,” which include smallpox virus and viral hemorrhagic fever viruses (Ebola, Lassa and Rift Valley fever viruses).

In October 2003, we announced that we were awarded two Phase 1 Small Business Innovation Research (SBIR) grants from the National Institutes for Allergy and Infectious Disease (NIAID), together totaling up to $2.26 million. Both awards are in the area of biodefense and will help support the advancement of our small molecule antiviral drug candidates that will serve as countermeasures against high priority bioterrorism threats. The first award focuses on our smallpox virus antiviral project, while the second award is for our efforts in viral hemorrhagic fever viruses (Ebola, Lassa and Rift Valley fever viruses and Machupo virus).

Smallpox and viral hemorrhagic fever viruses are classified as “Category A viruses” by the National Institutes of Health (NIH) and Centers for Disease Control and Prevention (CDC), and represent the most serious of the bioterrorism threat agents. We also submitted grant applications for its efforts in the area of henipaviruses, and expect to hear about funding to support this program in the coming months.

We are collaborating in this effort with the U.S. Army Medical Research Institute of Infectious Diseases (USAMRIID) in Frederick, Maryland. Compounds from our lead chemical series in smallpox have shown potent antiviral activity against the deadly smallpox (variola) virus, as well a range of orthopoxviruses including monkeypox virus. We also have demonstrated in preclinical studies that compounds in this lead smallpox antiviral series are orally bioavailable in animals. We are profiling this compound series, evaluating its efficacy in animal models and working to improve its pharmacokinetic potency.

Is ViroPharma trying to discover treatments for SARS?

Yes. We are currently evaluating compounds from our chemical library to identify a potential inhibitor of the recently identified coronavirus that is believed to cause severe acute respiratory syndrome (SARS). The SARS coronavirus (SARS-CoV) is an RNA virus, a virus group for which we have substantial expertise in antiviral drug discovery and development.

Important Information Regarding the Answers to these

“Frequently Asked Questions”

The answers to these “Frequently Asked Questions” contain forward-looking statements that involve a number of risks and uncertainties, including those relating to:

•	our plan to advance maribavir (1263W94) into phase 1 clinical trials in transplant patients in the first quarter of 2004, and phase 2 clinical trial in the second quarter of 2004;

•	our plan to advance a HCV product candidate into clinical trials during the first quarter of 2004;

•	our plan to conduct studies designed to evaluate the antiviral activity, safety and other performance characteristics of intranasal pleconaril for the treatment of the common cold;

•	our expectation that results from studies evaluating the antiviral activity, safety and other performance characteristics of the new intranasal pleconaril formulation will be available in mid-2004;

•	our expectation that an intranasal formulation of pleconaril would increase the amount of drug delivered to the site of infection;

•	our belief that an intranasal formulation of pleconaril would limit systemic exposure and thereby reduce the risk of drug interactions;

•	our consideration of the development of pleconaril for the treatment of severe or life-threatening infections caused by enteroviruses;

•	our efforts to discover and develop a treatment for “Category A” viruses and SARS; and

•	our efforts to secure additional government funding for the discovery of treatments for disease caused by henipaviruses in our biodefense initiative.

Our actual results could differ materially from those results expressed in, or implied by, the answers to these forward-looking statements. There can be no assurance that:

•	we will, or will be able to, initiate or complete preclinical or clinical studies with any of our product candidates in the timeframe that we expect, or at all;

•	the results of our preclinical or clinical studies of any product candidate will be positive;

•	we will develop, or will be successful in developing, pleconaril to treat patients suffering from severe or life-threatening diseases caused by enterovirus infections;

•	we will be successful in developing a viable intranasal formulation of pleconaril for the treatment of the common cold;

•	an intranasal formulation of pleconaril will limit systemic exposure and thereby reduce the risk of drug interactions;

•	Schering-Plough will ultimately exercise its option to continue with the development and commercialization of intranasal pleconaril and enter into a license agreement with ViroPharma for intranasal pleconaril;

•	we will be able to discover or develop a treatment for any diseases caused by viruses associated with our biodefense effort or for SARS; or

•	we will be able to secure additional government funding for the discovery of treatments for disease caused by henipaviruses viruses in our biodefense initiative, we will be able to advance that program in the timeframe that we expect, or that we ultimately will be successful in our biodefense efforts.

Conducting clinical trials for investigational pharmaceutical products are subject to risks and uncertainties. Our efforts in smallpox, biodefense generally and SARS are discovery stage programs, and as such are inherently uncertain. The discovery of active compounds, advancing promising active compounds through preclinical development and clinical development, and pursuing regulatory approval of product candidates that appear to demonstrate the requisite safety and efficacy, requires considerable time and expense, and the outcomes of those efforts are uncertain. For programs in preclinical or clinical development, there can be no assurance that planned clinical trials can be initiated, or that planned or ongoing clinical trials can be successfully concluded or concluded in accordance with ViroPharma’s anticipated schedule. Also, the Phase 1 data of maribavir in HIV-infected patients with CMV are not necessarily predictive of maribavir’s safety or efficacy in the transplant patients. These factors, and other factors, including, but not limited to those described in ViroPharma’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission, could cause future results to differ materially from the expectations expressed in the answers to these Frequently Asked Questions. The forward-looking statements contained in the answers to these Frequently Asked Questions may become outdated over time. ViroPharma does not assume any responsibility for updating any forward-looking statements.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VIROPHARMA INCORPORATED

Date:	December 3, 2003	By:	/s/ Thomas F. Doyle

Thomas F. Doyle Vice President, General Counsel and Secretary